Exhibit 99.2

Rexford Industrial Announces Public Offering of $840 Million of

Common Stock to an Existing Long-Only Investor Based on the West Coast

LOS ANGELES, CA, March 25, 2024– Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), today announced that it has commenced an underwritten public offering of $840 million of its common stock, in connection with the forward sale agreement described below in which the shares are expected to be sold to an existing long-only investor based on the West Coast at a price per share equal to the closing price of the Company’s common stock on the New York Stock Exchange, or NYSE, on March 26, 2024. Because this investor’s indication of interest is not a binding agreement or commitment to purchase, this investor could determine to purchase more, less or no shares in this offering or the underwriter could determine to sell more, less or no shares to this investor

BofA Securities is acting as the sole book-running manager for the offering.

In connection with the offering of shares of common stock, the Company expects to enter into a forward sale agreement with BofA Securities (or its affiliate) (which the Company refers to as the “forward purchaser”), with respect to $840 million of shares of the Company’s common stock. In connection with the forward sale agreement, the forward purchaser (or its affiliate) is expected to borrow from third parties and sell to the underwriter an aggregate of $840 million of shares of the Company’s common stock. However, the forward purchaser (or its affiliate) is not required to borrow such shares if, after using commercially reasonable efforts, it is unable to borrow such shares, or if borrowing costs exceed a specified threshold or if certain specified conditions have not been satisfied. If the forward purchaser or its affiliate does not deliver and sell all of the shares of the Company’s common stock to be delivered and sold by it pursuant to the terms of the underwriting agreement, the Company will issue and sell directly to the underwriter the number of shares of its common stock not delivered and sold by the forward purchaser or its affiliate, and under such circumstances the number of shares of the Company’s common stock underlying the forward sale agreement will be decreased by the number of shares of its common stock that the Company issues and sells.

Pursuant to the terms of the forward sale agreement, and subject to its right to elect cash or net share settlement, the Company intends to issue and sell, upon physical settlement of the forward sale agreement, up to an aggregate of $840 million of common stock to the forward purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which will initially be equal to the price the underwriter agreed to pay the forward purchaser (or its affiliate) for each share, and will be subject to certain adjustments as provided in the forward sale agreement.

The Company will not receive any proceeds from the sale of shares of its common stock by the forward purchaser (or its affiliate). The Company intends to contribute any cash proceeds that it receives upon settlement of the forward sale agreement to its operating partnership in exchange for common units. The Company expects its operating partnership will use any cash proceeds that it receives upon settlement of the forward sale agreement, together with the net proceeds from the offering of Exchangeable Notes, described below, if it is consummated, to fund future acquisitions, fund development or redevelopment activities and for general corporate purposes.

In a separate press release, the Company also announced today that its operating partnership intends to offer, subject to market and other conditions, $500 million aggregate principal amount of exchangeable senior notes due 2027 (the “2027 notes”) and $500 million aggregate principal amount of exchangeable senior notes due 2029 (the “2029 notes” and, together with the 2027 notes, the “Exchangeable Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Exchangeable Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by the Company. The operating partnership also expects to grant the initial purchasers of the Exchangeable Notes a 30-day option to purchase up to an additional $75 million aggregate principal amount of 2027 notes and up to an additional $75 million aggregate principal amount of 2029 notes, in each case solely to cover over-allotments. The completion of the offering of the common stock is not contingent on the completion of the offering of the Exchangeable Notes, and the completion of the offering of the Exchangeable Notes is not contingent on the completion of the offering of the common stock.

This offering is being made pursuant to an effective shelf registration statement (containing a prospectus) filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website. When available, a copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from BofA Securities, Inc., NC1-004-03-43, Attention: Prospectus Department, at 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, or email: dg.prospectus_requests@bofa.com; or by visiting the EDGAR database on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world’s fourth largest industrial market and consistently the highest-demand, lowest supply market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 374 properties with approximately 46.1 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Forward-looking statements include statements regarding the anticipated terms of the notes being offered, the completion, timing, pricing and size of the proposed offerings, the expected purchaser of the common stock and the intended use of the net proceeds from the offerings. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Rexford Industrial’s common stock and risks relating to Rexford Industrial’s business, including those described in periodic reports that Rexford Industrial files from time to time with the SEC. Rexford Industrial may not consummate the proposed offerings described in this press release and, if consummated, cannot provide any assurances regarding the final terms of the offerings or its ability to effectively apply the net proceeds as described above. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:

investorrelations@rexfordindustrial.com